DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Semiannual Period Ended March 31, 2014

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Six (6) transactions for the semiannual period ended March 31, 2014 effected pursuant to Rule 10f-3, attached as Exhibits.
WS: MFG_Philadelphia: 882349: v1

WS: MFG_Philadelphia: 866253: v1